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E-Filed

Colorado Secretary of State
Date and Time: 12/18/2006 01:42 PM
Id Number: 19871271905
Document number: 20061516580

ABOVE SPACE FOR OFFICE USE ONLY

Articles of Amendment

filed pursuant to §7-90-301, et seq. and §7-110-106 of the Colorado Revised Statutes (C.R.S.)

ID number: 19871271905

1. Entity name: XEDAR CORPORATION
(If changing the name of the corporation, indicate name BEFORE the name change)

2. New Entity name: (if applicable) ____________________

3. Use of Restricted Words *(if any of these terms are contained in an entity name, true name of an entity, trade name or trademark stated in this document, mark the applicable box)*:
☐ "bank" or "trust" or any derivative thereof
☐ "credit union" ☐ "savings and loan"
☐ "insurance", "casualty", "mutual", or "surety"

4. Other amendments, if any, are attached.

5. If the amendment provides for an exchange, reclassification or cancellation of issued shares, the attachment states the provisions for implementing the amendment.

6. If the corporation's period of duration as amended is less than perpetual, state the date on which the period of duration expires: ____________ *(mm/dd/yyyy)*

OR

If the corporation's period of duration as amended is perpetual, mark this box: ☑

7. *(Optional)* Delayed effective date: ____________ *(mm/dd/yyyy)*

Notice:

Causing this document to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual's act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the secretary of state, whether or not such individual is named in the document as one who has caused it to be delivered.

8. Name(s) and address(es) of the individual(s) causing the document to be delivered for filing:

Mathis	Earnest		
(Last)	(First)	(Middle)	(Suffix)
2560 W. Main Street			
(Street name and number or Post Office information)			
Suite 200			
Littleton	CO	80120	
(City)	(State)	(Postal/Zip Code)	
	United States		
(Province – if applicable)	(Country – if not US)		

(The document need not state the true name and address of more than one individual. However, if you wish to state the name and address of any additional individuals causing the document to be delivered for filing, mark this box ☐ *and include an attachment stating the name and address of such individuals.)*

Disclaimer:

This form, and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty. While this form is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form. Questions should be addressed to the user's attorney.

NOTICE:

This "image" is merely a display of information that was filed electronically. It is not an image that was created by optically scanning a paper document.

No such paper document was filed. Consequently, no copy of a paper document is available regarding this document.

Questions? Contact the Business Division. For contact information, please visit the Secretary of State's web site.

Click the following links to view attachments

Attachment 1
Reverse Split of Stock

ATTACHMENT TO

ARTICLES OF AMENDMENT TO

XEDAR CORPORATION

The following is an attachment to the Articles of Amendment to Xedar Corporation.

Article VI is amended by adding a new subsection at the end of Article VI as follows:

"(e) All issued and outstanding shares of Common Stock, no par value per share (the "Split Common Stock"), shall be and hereby are automatically combined and reclassified (the "Reverse Split"), such that each 0.649705 shares of Split Common Stock shall be combined and reclassified as one share of issued and outstanding Common Stock, no par value per share ("New Common Stock"). The Corporation shall not issue fractional shares on account of the Reverse Split. Any fractional share resulting from such change shall be rounded upward to the nearest whole share. Share interests due to rounding are given solely to save expense and inconvenience of issuing fractional shares and do not represent bargained for consideration.

The Corporation shall, through its transfer agent, provide certificates representing New Common Stock to holders of Split Common Stock in exchange for certificates representing Split Common Stock. Certificates representing shares of Split Common Stock are hereby canceled and shall represent only the right of holders thereof to receive New Common Stock."